Exhibit 99.2

Orphan Medical Conference Call #11028972

Orphan Medical

April 19, 2005, 10:30 a.m. ET

Chairperson:  Matt Sullivan

Operator:                                                                                              Good morning ladies and gentlemen and welcome to the Orphan Medical Conference Call.  At this time, all participants are in a listen-only mode.  Following today’s presentation, instructions will be given for the question and answer session.  If anyone needs assistance at any time during the conference, please press the star, followed by the zero.  As a reminder, this conference is being recorded on Tuesday, April 19, 2005.  I would now like to turn the conference over to Tim McGrath, Chief Financial Officer.  Please go ahead sir.

Tim McGrath:                        Good morning.  Before we begin the call, I’d like to read some forward-looking statements.  The merger to be described in this conference has not yet been consummated.  Orphan Medical will file a Form 8-K and proxy statement with the Securities and Exchange Commission and distribute the proxy statement to investors when approved by the SEC.  The proxy statement will contain important information that should be read carefully before any decision is made with respect to the merger.  Those materials will be made available to Orphan Medical security holders prior to the stockholders meeting that will be called to vote on the merger.

In addition, all of those materials and all other offer documents filed with the SEC will be available both on the SEC’s website at www.SEC.gov and on Orphan Medical’s website, www.orphan.com.

The information presented in this conference contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases you can identify forward-looking statements by terminology such as expects, anticipates, intends, may, should, plans, believes, seeks, estimates, could, would or the negative of such terms or other comparable terminology.  Such forward-looking statements are based upon current expectations and beliefs and involve numerous risks and uncertainties, both known and unknown that could cause actual events or results to differ materially from those forward-looking statements.

The following factors among others could cause the actual results to differ materially from these assumptions and expectations:  the ability to obtain Orphan Medical’s stockholders’ approval of the transaction; the ability of Jazz Pharmaceuticals to obtain to the senior debt financing; the ability to satisfy other closing conditions; disruption from the transaction making it more difficult to maintain relationships with customers, employees, or suppliers; and the risk of new and changing regulation in the United States and internationally.  Other additional factors that could cause Orphan Medical’s results to differ materially from those described in the forward-looking statements can be found in Orphan Medical’s most recent Form 10-Q or Form 10-K filed with the Securities and Exchange Commission.

Again, these documents can be accessed through both Orphan Medical’s website at www.orphan.com and the Securities and Exchange website at www.sec.gov.  All forward-looking statements are qualified by and should be considered in conjunction with such cautionary statements.

At this time, I’d like to turn the call over to Mr. John Bullion, the Chief Executive Officer of Orphan Medical.

John Bullion:                         Thanks Tim.  Thank you for joining this conference call.  We have some very exciting news, which I’m sure you’ve heard.  I’m going to keep the introductory remarks very short so we can get right to Q&A, but first I’ll reiterate the language in the press release.

Today we announced that Jazz Pharmaceuticals and Orphan Medical have entered into an agreement and plan of merger pursuant to which Jazz Pharmaceuticals through a wholly owned subsidiary will acquire Orphan Medical.  Under the agreement, which was unanimously approved by Orphan Medical’s Board of Directors, Orphan Medical common shareholders will receive $10.75 per share in cash upon the close of the transaction.  Following the merger, Orphan Medical will become a wholly owned subsidiary of Jazz Pharmaceuticals, a privately held company.

As I think most of you likely know, our strategic plan involves building a specialty CNS company.  The combination with Jazz Pharmaceuticals allows us to move that strategy forward much faster with much less risk then were we to proceed on our own.  Management and the board believe that the combination of Jazz Pharmaceuticals and Orphan Medical resources, both people and financial resources, will substantially improve our ability to develop our products to their full potential and allow us to execute our mission to address unmet medical needs.

With that, let’s open it up to questions.  Kristin?

Operator:                                                                                              Thank you.  Ladies and gentlemen, at this time, we’ll begin the question and answer session.  If you have a question, please press the star, followed by the one, on your push button phone.  If you would like to decline from the polling process, please press the star, followed by the two.  You will hear a three-tone prompt acknowledging your selection.  Your questions may be polled in the order that they are received.  If you are using speaker equipment, you will need to lift the handset before pressing the numbers.  One moment, please, for our first question.

Our first question comes from David Moskowitz with Friedman Billings Ramsey.  Please go ahead with your question.

David Moskowitz:                Yes, thanks, good morning.  Hi, John.

John Bullion:                         Hi, David, how are you?

David Moskowitz:                Good, and congratulations.

John Bullion:                         Thank you.

David Moskowitz:                Just a couple of questions.  I guess the first one, obviously, would be, you know, why sell now?  Can you talk about your confidence in the Xyrem product and how that’s ramping?  And then also could you speak to what type of sort of cross-synergies you might get with the combination— with the combination entity, in particular the sales force and how that may— or some sort of resource backing behind Xyrem?  And also any technology or product synergies that the two companies may have?  Thanks.

John Bullion:                         Thanks.  Good questions.  First of all, why now?  As you know, we do have the fibromyalgia trial in process, and our commercial programs are well underway.  We’ll actually be holding our first quarter conference call next week.  We should be sending out announcement of that very soon and we’ll certainly update at that time on performance of the company and in regards to all of our programs, both commercial and development.  But things are going well and according to plan relative to Xyrem and our other products.  So things are moving along well there.  The fibromyalgia trial results aren’t expected until the July timeframe, and as you know, that’s a fully blinded trial, so we certainly don’t have any insight into the outcome of that trial at this stage.

In terms of the fit – the strategic fit is a very good one.  The key reasons that Jazz Pharmaceuticals is seeking to acquire Orphan Medical is because of our commercial capability.  This gives Jazz Pharmaceuticals an immediate commercial presence.  They have the same therapeutic focus that we have: in the CNS category.  So they’re very much focused on becoming a significant player in the specialty CNS arena.

They have just a terrific team of people.  There’s very good synergy between the people, the knowledge level there.  They’re very experienced people.  I’m sure you have access to their website and you probably know them, but they are a team that has built other companies and has developed products.  They will only bring positive and incremental value to the programs we have underway.

They do also have experience in formulation development and, as you know, that’s one of the things we’re focused on in terms of building Xyrem’s long-term value.  We need to build out new formulations of

Xyrem.  We’re looking at possibilities there.  And they certainly have a wealth of knowledge and experience in that area as well.  So, we expect that to be synergistic with what we’re doing.

David Moskowitz:                OK, thanks a lot John and congratulations again.

John Bullion:                         Sure.  Thanks, David.

Operator:                                                                                              And our next question comes from Michael Freedman with RBC Capital Markets.  Please go ahead with your question.

Michael Freedman:              Good morning John, how are you?

John Bullion:                         Good, how are you?

Michael Freedman:              Good.  Congratulations on the deal, I guess.  Two questions.  First of all, you know, it just seems like, given that we have an approved product and two major extensions possibly pending, that we’re not getting a tremendous premium here.  I mean could you just talk to that a little bit.  I appreciate the strategic benefits for Orphan and what not, but unfortunately they’ll accrue to Jazz and not to me going forward.

And then second, I was just wondering if you could discuss the financing to this deal.  Is the obtaining of the senior debt piece a financing out for the deal?  Thanks.

John Bullion:                         Let me take the last question first and then we can go forward.  Jazz Pharmaceuticals is, first of all, very well backed.  They’re backed with very deep pockets, very experienced and sophisticated financial parties.  And they have the typical kinds of outs that you would expect there.  However, obviously there are high levels of performance built in as well.  Rather than get into any specifics at this time, which I’d be happy to do if I could, but we will be filing the documents publicly here within the next couple days and so you can review those and understand the deal.

But there are performance requirements on both sides.  And they have, as I said, very, very sophisticated experienced parties involved in their financing, with the likes of Lehman mentioned in the press release.  They have the typical kind of financing outs relative to that, but there are other performance measures built into the deal.

In terms of your first question about the value and the potential value: we certainly have considered all of that.  With the market where it’s at, with the need for additional capital that we have, with the expectation for the performance of Xyrem and, and the resources that we’d need to build Xyrem, we’ve looked at all of those aspects.  We – our board and management – have been discussing strategy around these issues intensely for the past two years.  This opportunity developed and after doing the necessary evaluations and looking at alternatives and so on, we decided that the combination with Jazz Pharmaceuticals was the best way to maximize shareholder value.

So we’re very excited about it.  It’s a team of people that there’s very good chemistry with.  We obviously have lots of work to do to figure out how the two parties fit together; how we maximize the value; how we make sure that the patients who ultimately are who we’re after to take care of with the product, get all the benefit that we can deliver.

Michael Freedman:              OK, thank you.

John Bullion:                         Sure.

Operator:                                                                                              Our next question comes from Craig Naude with Shorewater Limited.  Please go ahead with your question.

Craig Naude:                         Thank you.  Good morning gentlemen and congratulations.  Just a couple of quick things on particularly research and development.  I wondered where exactly your R&D capabilities intersect.  Does it look like they’re going to be more complementary or are you going to be looking at kind of squeezing two teams into one office location?

John Bullion:                         I think they’re very complementary.  Jazz Pharmaceuticals, as I mentioned before, has a very experienced development team.  They are working on products in the CNS category.

Our team has built significant and deep experience and knowledge in sleep disorders.  And I think we specifically know Xyrem extremely well and the chemistry around that.  So I think that the brief answer to your question is: we don’t know for sure yet.  But we certainly believe that the two teams are synergistic and the combination of both will move Xyrem and its potential forward faster.

Craig Naude:                         OK, so the whole being greater than the sum of the parts here really?

John Bullion:                         Oh, yes.  Absolutely, I mean that’s – as I said before, that really is the strategic purpose for the deal.  We think that it’s the right thing to do for our shareholders, but also for the company and certainly for the products and the patients.

Craig Naude:                         OK, it’s not – it’s not a cost cutting exercise then in the—

John Bullion:                         Oh, no.  Not at all.

Craig Naude:                         That’s really what you’re saying.  OK, that’s great.  And then the second thing, the financing you mentioned was going to be more fully covered in the merger agreement.  You said you were going to file that in just a couple of days?  Is that right?  Do you expect that by the end of the week then?

John Bullion:                         Yes.

Craig Naude:                         OK, that’s great.  Thanks very much gentlemen.  Good luck.

John Bullion:                         Yes, thank you.

Operator:                                                                                              Our next question comes from Brian Luster with Abernathy Group.  Please go ahead with your question sir.

Brian Luster:                         Good morning John.

John Bullion:                         Hi Brian.

Brian Luster:                         Can you tell me what our – what, if any, are the walk away fees if another bidder come along?  And also, when do you expect the shareholder vote to take place?

John Bullion:                         Let me take you through those.  The breakup fees will be disclosed when we file the merger documents.  So you’ll see those within the next couple of days.  I can tell you that they’re within the range that you would typically see in a deal like this.  So you’ll see that soon.  I’m sorry what was the second part of your question again?

Brian Luster:                         When do you expect the shareholder vote to take place?

John Bullion:                         Sorry.  Thank you.  We think the process will probably be completed in, could be as late as early third quarter.  It all depends on SEC review time, that sort of thing.  It could be less than that.  It could be more than that.  It all depends on how quickly we can turn around and produce the proxy statement and then have that reviewed by the SEC.  Then get the proxy out and get the vote in.

Brian Luster:                         Fine.  Thanks very much.

John Bullion:                         Sure.

Operator:                                                                                              Our next question comes from Oliver Marti with Columbus Circle Investors.  Please go ahead with your question sir.

Oliver Marti:                          Yes hi.  A couple of quick questions.  Maybe I can try and understand this a little bit better.  You guys have a monopoly product with no competition that’s probably on pace with new indications to do – do above $50 million worth in, in a few years.  Typical multiples, seven, eight times revenue.  Certainly you seem to get me to a much higher price than where I’m at.  And given the CNS focus obviously lots of leverage to the profitability side of this.  So maybe you can help me understand.  Is it because you guys needed some money that the price was four times sales or what have you?  I’m still trying to struggle with the takeout price.

John Bullion:                         Sure.  Listen we’ve spent a lot of time looking at this and obviously negotiating this and so on.  But the key thing here is that we took everything into consideration.  I think a key factor was what you mentioned: what kind of additional resources, in particular capital, what kind of dilution would have to be incorporated into the picture going forward in order to support the development programs that we have and that we obviously hope to have after we get the results of the upcoming trials.

Oliver Marti:                          My understanding is we’ve already filed the sNDAs for excessive daytime sleepiness.  We’re in Phase – kind of II-III, fibromyalgia.  So you’re spending that money at about, what is it, $50 million in cash?  And you’ll probably burn through that in a year or so.  The hope was that, after the fibromyalgia study, whatever the signals or signs were from that, to potentially partner and bring in money.  So again, I’m still a little bit confused.  Maybe I can just ask whether the performance measures that you mentioned – Is there a situation here where, John, you and others get to benefit in a few years time from earn-outs as part of this company that us shareholders are not going to be able to participate in?

John Bullion:                         No.  Absolutely all the shareholders are being treated exactly the same.  There are no earn-outs at the consummation of this transaction.  Jazz Pharmaceuticals will own 100% of Orphan Medical.  How the management team and the employees are integrated – frankly, we don’t know the answers to that yet.  This is something we’re going to be working with Jazz on in the near future.

Oliver Marti:                          OK.  Well, I think Jazz got a steal here.  So, anyway thanks.

John Bullion:                         Thank you.

Operator:                                                                                              Our next question comes from Ernest Andberg with Feltl and Company.  Please go ahead with your question.

Ernest Andberg:                   Morning John.

John Bullion:                         Hi Ernie.  How are you?

Ernest Andberg:                   Good.  Just to follow along this line and do some sort of innovative thinking.  Maybe I’m stretching it, but would Jazz have considered in essence a reverse merger so that we shareholders and interested investors could have continued to benefit from the future potential of Xyrem and get some benefit from the Jazz side of this thing?

John Bullion:                         Good question.  We did talk to Jazz Pharmaceuticals about that.  They are a private company and they obviously feel very strongly that they want to remain a private company for the foreseeable future.  We certainly looked at that.  And, we certainly looked out in the marketplace and considered other potential parties that might allow us to do that.  But again, it came down to the fact that we thought that Jazz was the best fit for the company and offered the best value.  And with that, we moved forward.

We think there’s good potential and certainly Jazz does, too, otherwise they wouldn’t be doing this transaction.  But we think that, given the current situation of the company, the market and everything taken together, that this is absolutely the right thing to do for the company.

Ernest Andberg:                   Thank you.

John Bullion:                         Kristen, there don’t appear to be any further questions.  With that, do you want to close the conference call?

Operator:                                                                                              Thank you.  Ladies and gentlemen, this concludes our conference on Orphan Medical for today.  If you’d like to listen to our replay for – the conference, please dial in to 303-590-3000 or 1-800-405-2236 using the access code of 11028972.  Once again, if you’d like to listen to a replay of today’s conference, please dial in to 1-800-405-2236 or 303-590-3000 and use the access code of 11028972.  Once again, we thank you for your participation.  You may now disconnect and thank you for using ACT Teleconferencing.

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